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                                                                  EXHIBIT T3A-16

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         KEMWATER NORTH AMERICA COMPANY

            Kemwater North America Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

            A. The name of the Corporation is Kemwater North America Company.

            B. The Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on the 26th day of January, 1996.

            C. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 303 of the Delaware General Corporation Law (the "DGCL").

            D. The text of the Certificate of Incorporation is hereby amended and restated to read in full as follows:

            FIRST: The name of the Corporation is Kemwater North America
Company.

            SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Laws of the State of Delaware.

            FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Eighty Thousand (80,000), consisting of Fifty Thousand (50,000) shares of Preferred Stock, par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock"), and Thirty Thousand (30,000) shares of Common Stock, par value of Ten Cents ($0.10) per share (hereinafter called "Common Stock").

            The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.



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The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of any or all of the following:

            (a) The designation of the series, which may be by distinguishing number, letter or title;

            (b) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the creation of the series) increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

            (c) Whether dividends, if any, shall be cumulative or noncumulative, the dividend rate of the series and the dates at which dividends, if any, shall be payable;

            (d) The redemption rights and price or prices, if any, for shares of the series;

            (e) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

            (f) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

            (g) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series of shares, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates of exchange, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion or exchange may be made;

            (h) Restrictions on the issuance of shares of the same series or of any other class or series and the right, if any, to subscribe for or purchase any securities of the Corporation or any other corporation;

            (i) The voting rights of the holders of such series; provided, however, that with respect to any series of Preferred Stock, the terms of such stock shall include adequate provisions for the election of a director representing such Preferred Stock in the event of default in the payment of dividends on such Preferred Stock; and

            (j) Any other relative, participating, optional or other special powers, preferences, rights, qualifications, limitations or restrictions thereof all as determined from time to time by the Board of Directors and stated in the resolutions providing for the issuance of such preferred stock (a "Preferred Stock Designation").


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            The holders of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders. Except as may be provided in this Certificate of Incorporation or by the Board of Directors in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote or consent.

            The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof; except as expressly provided by applicable laws.

            FIFTH: The Board of Directors is authorized to adopt, amend or repeal the bylaws of the Corporation. Election of directors need not be by written ballot.

            SIXTH: The number of directors of the Corporation shall be as provided in the bylaws of the Corporation, as the same may be amended from time to time.

            SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

            EIGHTH: The Corporation shall, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as amended from time to time, indemnify any officer or director whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other losses of any nature. The indemnification provided in this Article EIGHTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity, while holding such office, and shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such a person.


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            NINTH: Notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue non-voting equity securities.

            IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by _______________________, its Chairman of the Board, and _________________________, its Assistant Secretary, this ____ day of
______________________, 2001.

                                         BY:
                                            ------------------------------------

                                            ------------------------------------
                                            Chairman of the Board

ATTEST:
       ---------------------------------

       ---------------------------------
       Assistant Secretary


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